EXHIBIT 10.101

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of March 20, 2009 is entered into by and between Imaging Diagnostic Systems, Inc., a Florida corporation (the “Company”), Whalehaven Capital Fund Limited (“Whalehaven”) and Alpha Capital Anstalt (“Alpha” and collectively with Whalehaven, the “Holders”).

WHEREAS, the Company and Whalehaven are parties to that certain Securities Purchase Agreement (the “August Purchase Agreement”), dated August 1, 2008, as amended, pursuant to which the Company issued to Whalehaven a 8% Senior Secured Convertible Debentures due, subject to the terms therein, August 1, 2009 (the “August Debentures”) with an aggregate principal amount of $400,000 and common stock purchase warrants (the “Warrants”) to purchase up to 22,222,222 shares of Common Stock;

WHEREAS, pursuant to the August Purchase Agreement, the Company and Whalehaven entered into that certain Registration Rights Agreement, dated August 1, 2008 (the “August Registration Rights Agreement”) pursuant to which the Company is obligated to register all of the Registrable Securities (as defined in the August Registration Rights Agreement);

WHEREAS, on November 26, 2008, Whalehaven sold a portion of the August Debentures and the Warrants to Alpha pursuant to the Securities Purchase Agreement, dated as of such date, by and among Whalehaven and Alpha, and, as a result, Alpha and Whalehaven are holders of the August Debentures and the Warrants;

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement (the “November Purchase Agreement” and together with the August Purchase Agreement, the “Purchase Agreements”), dated November 20, 2008, as amended, pursuant to which the Company issued to the Holders 8% Senior Secured Convertible Debentures due, subject to the terms therein, November 20, 2009 (the “November Debentures” and together with the August Debentures, the “Debentures”) with an aggregate principal amount of $400,000;

WHEREAS, pursuant to the November Purchase Agreement, the Company and the Holders entered into that certain Registration Rights Agreement, dated November 20, 2008 (the “November Registration Rights Agreement” and together with the August Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which the Company is obligated to register all of the Registrable Securities (as defined in the November Registration Rights Agreement);

WHEREAS, the Company has requested that the Holders agree to certain waivers and amendments under the Transaction Documents, and the Holders have agreed to such request, subject to the terms and conditions of this Agreement; and

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms as set forth in the Purchase Agreements.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.           Adjustment of Conversion Price of August Debentures.  The Company and the Holders hereby agree to reduce (a) the Floor Price for the August Debentures to equal to $0.005 per share, subject to further adjustment as set forth in the August Debentures and (b) the Set Price for the August Debentures to equal $0.01 per share, subject to further adjustment as set forth in the August Debentures.  As such, Section 4(b) of the August Debentures is hereby deleted in its entirety and replaced with the following:

“(b)           “Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the lesser of (a) $0.01, subject to adjustment herein (the “Set Price”) and (b) 80% of the average of the 3 lowest Closing Prices during the 10 Trading Days immediately prior to the applicable Conversion Date (subject to adjustment herein) (the “Conversion Price”); provided, however, the Conversion Price shall in no event be less than $0.005, subject to further adjustment herein (the “Floor Price”).”

2.           Adjustment of Conversion Price of November Debentures.  The Company and the Holders hereby agree to reduce (a) the Floor Price for the November Debentures to equal to $0.005 per share, subject to further adjustment as set forth in the November Debentures and (b) the Set Price for the November Debentures to equal $0.01 per share, subject to further adjustment as set forth in the November Debentures.  As such, Section 4(b) of the November Debentures is hereby deleted in its entirety and replaced with the following:

“(b)           “Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the lesser of (a) $0.01 subject to adjustment herein (the “Set Price”) and (b) 80% of the average of the 3 lowest Closing Prices during the 10 Trading Days immediately prior to the applicable Conversion Date (subject to adjustment herein)(the “Conversion Price”); provided, however, the Conversion Price shall in no event be less than $0.005 per share, subject to further adjustment herein (the “Floor Price”).”

3.           Suspension of the Registration Rights Agreements. As a result of the changes made to Rule 144 promulgated under the Securities Act which were effective February 15, 2008, the Company’s obligations pursuant to each of the Registration Rights Agreements to register the Registrable Securities (as defined in each of the Registration Rights Agreements) (collectively, the “144 Eligible Securities”), are hereby suspended, so long as (a) the Company is in compliance with the current public information requirements under Rule 144 and (b) the Holders may sell the 144 Eligible Securities without any restriction or limitation under Rule 144 as of that date.  Subject to the terms and conditions set forth herein, the Holders hereby agree, severally, and not jointly, that the Company can withdraw each of the registration statements filed pursuant to each of the Registration Rights Agreements and agree that the Company shall not be required to file or maintain the effectiveness with respect to any Registrable Securities (as defined in each of the Registration Rights Agreements) that are eligible for resale without volume or manner-of-sale restrictions so long as the Company is in compliance with the current public information requirements pursuant to Rule 144. The Company hereby agrees to cause the Transfer Agent to accept a legal opinion from counsel, reasonably acceptable to the Transfer Agent and each undersigned Holder, addressed to the undersigned Holders and the Transfer Agent opining that all of the 144 Eligible Securities may be sold pursuant to Rule 144 without volume restrictions or manner-of-sale limitations as of (a) with respect to the Registrable Securities pursuant to the August Registration Statement, February 2, 2009 and (b) with respect to the Registrable Securities pursuant to the November Registration Statement, May 21, 2009, and that certificates representing such 144 Eligible Securities issuable upon conversion of the Debentures or a “cashless exercise” of the Warrants may be issued without a restrictive legend.  The consents, waivers and amendments of the Holders hereunder shall not be effective unless and until such legal opinion is delivered to the Transfer Agent and each of the Holders.

4.           Right of First Refusal. Each of the undersigned Holders hereby agrees to waive its respective rights and the Company’s obligations pursuant to Section 4.12 of the Purchase Agreements; provided, however, any capitalized terms that are used in Section 4.12 of the Purchase Agreements and not otherwise defined in each of the Purchase Agreements, respectively, shall continue to be in full force and effect and shall have the meaning set forth in Section 4.12 of each of the Purchase Agreements.

5.           Equity Line. The Company and each of the undersigned Holders hereby agree that the term “Equity Line” as defined in Section 4.18 of each of the Purchase Agreements shall be revised to include any equity line of credit between the Company and Charlton Avenue LLC (“Charlton”) as the selling stockholder, pursuant to the $15 million Sixth Private Equity Credit Agreement dated April 21, 2008 between the Company and Charlton. As such, Section 4.18 of each of the Purchase Agreements is hereby deleted in its entirety and replaced with the following:

“4.18   Equity Line. For so long as the Debentures are outstanding, the Holder shall have the right to request a spreadsheet setting forth each previous draw down by the Company on the Equity Line (as defined herein) but (a) the Holder shall otherwise rely upon the SEC Reports for notice of any draw down and (b) the Company shall not provide the Holders with any notice of a draw down on the Equity Line prior to the disclosure required by the Securities Act in the SEC Reports. For the purpose of this Section 4.18 and Section 4.13, an “Equity Line” shall mean any equity line of credit between the Company and Charlton Avenue LLC (“Charlton”), as the selling stockholder, pursuant to the $15 million Sixth Private Equity Credit Agreement dated April 21, 2008 between the Company and Charlton.”

6.           Amendment to Subsequent Equity Sales. The Company and each of the undersigned Holders hereby agree that Section 4.13 of each of the Purchase Agreements shall not prohibit an Equity Line (as defined in the revised Section 4.18 of each of the Purchase Agreements). As such, Section 4.13(c) of each of the Purchase Agreements is hereby deleted in its entirety and replaced with the following:

“(c)           Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance or an Equity Line (as defined in Section 4.18), except that no Variable Rate Transaction shall be an Exempt Issuance.”

7.           Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holders as of the date of its execution of this Agreement:

(a)          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)          No Defaults.  As of the date of this Agreement, no Event of Default (as defined in each of the Debentures) has occurred and is continuing as of the date hereof.

(d)          Equal Consideration.  Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(e)          Survival and Bring Down.  All of the Company’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreements, continues to be true, accurate and complete in all material respects as of the date hereof (except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

8.           Representations and Warranties of the Holders.  Each of the Holders hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Each Holder represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

9.           The waivers and amendments set forth herein shall not be effective unless and until (a) all of the Holders shall have agreed to the terms and conditions hereunder and executed and delivered their signature page hereto to the Company and (b) all conditions precedent to the effectiveness of this Agreement shall have been satisfied. In addition, the respective obligations, amendments, agreements and waivers of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.

10.           Public Disclosure.  On or before 8:30 am (NY time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holders disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

11.           Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holders under the Transaction Documents.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

12.           Termination.  This Agreement may be terminated by any Holder, as to such Holder’s obligations hereunder, by written notice to the other parties, if the Closing has not been consummated on or before March 16, 2009.

13.           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

14.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in each of the Purchase Agreements.

15.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

16.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

17.           Fees and Expenses.  The Company shall pay the fees and expenses of advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the parties incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

18.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreements.

19.           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

20.           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

21.           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

22.           Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

23.           Independent Nature of Holders’ Obligations and Rights.  The Company has elected to provide all Holders with the same terms and form of amendment, consent and waiver for the convenience of the Company and not because it was required or requested to do so by the Holders. The obligations of each Holder under this Amendment and any Transaction Documents are several and not joint with the obligations of any other Holders hereunder or thereunder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Amendment or any Transaction Documents. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant thereto or hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement and any Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Amendment and the Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IMAGING DIAGNOSTIC SYSTEMS, INC.

By: /s/ Linda B. Grable
      Name: Linda B. Grable
  Title: Chief Executive Officer

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[HOLDER’S SIGNATURE PAGE TO IMDS AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Whalehaven Capital Fund Limited

Signature of Authorized Signatory of Holder: /s/ Brian Mazzella

Name of Authorized Signatory: Brian Mazzella

Title of Authorized Signatory: CFO

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[HOLDER’S SIGNATURE PAGE TO IMDS AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: Alpha Capital Anstalt

Signature of Authorized Signatory of Holder: /s/ Konrad Ackerman

Name of Authorized Signatory: Konrad Ackerman

Title of Authorized Signatory: Director

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